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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-K
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATED OF EARLIEST EVENT REPORT): JANUARY 16, 1998


                        COMMISSION FILE NO. 333-27341


                          TELEX COMMUNICATIONS, INC.
                              (FORMERLY KNOWN AS
                           EV INTERNATIONAL, INC.)
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Delaware                                      52-2011193
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(State or other jurisdiction                (IRS Employer Identification No.)
      of Incorporation)

                  602 CECIL STREET, BUCHANAN, MICHIGAN 49107
                  ------------------------------------------
                   (Address of principal executive offices)

Registrant's telephone number, including are code:          (616) 695-2207

Item 2: Acquisition or Disposition of Assets

The Company entered into an Exchange Agreement and Plan of Merger, dated as of January 29, 1998 (the "Exchange Agreement"), among Greenwich I LLC, a Delaware limited liability company ("G-I"), Greenwich II LLC, a Delaware limited liability company ("G-II"), EVI Audio Holdings, Inc., a Delaware corporation ("EVI Holdings"), Telex Communications Group, Inc., a Delaware corporation ("TCG"), the Company and Telex Communications, Inc., A Delaware corporation ("Telex"). All of the parties to the Exchange Agreement are affiliates of Greenwich Street Capital Partners, Inc. In addition, Messrs. Eckert and Abell and Ms. Vanden Beukel were directors of the Company, EVI
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Holdings, TCG and Telex.  Pursuant to the Exchange Agreement (i) G-1
contributed and exchanged 85,000 shares of EVI Holdings' common stock, par value $.001 per share and 13,000 shares of EVI Holdings' Class A Pay-In-Kind Preferred Stock, par value $.01 per share, for 1,397,400 shares of TCG common stock, par value $.0005 per share (the "Common Stock") and 13,000 shares of TCG Series A Pay-In-Kind Preferred Stock, par value $.01 per share (the "Preferred Stock"), respectively, (ii) EVI Holdings was merged with and into TCG (the "Merger"), with TCG as the surviving corporation, (iii) effective as of February 2, 1998, Telex was merged with and into the Company (the "Subsequent Merger") with the Company as the surviving corporation, a wholly-owned subsidiary of TCG, and (iv) the Company changed its name to "Telex Communications, Inc.", in each case on the terms and conditions described in the Exchange Agreement. As a result of the Subsequent Merger, the Company (now known as Telex Communications, Inc.) assumed all of Telex's assets, liabilities and obligations. In connection with the Subsequent Merger, approximately
$12.7 million outstanding under the Company's senior secured credit agreement was paid in full and the Company's senior credit agreement was terminated. Such indebtedness and other amounts outstanding were repaid by existing free cash at closing at EVI of $3.8 million and replaced with borrowings under Telex's revolving credit facility of approximately $8.9 million.

Pursuant to the provisions of Item 7(b)(2) of the Form 8-K, the pro-forma financial information has not been included in this Form 8-K report filing. The required pro-forma financial information will be filed under cover of a report on Form 8-K within 60 days as required by the provisions of Item 7(b)(2) of the Form 8-K.







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Item 7: Financial Statements and Exhibits.

        (c)     Exhibits

        The following exhibit is filed herewith:


 Exhibit                        Description                     Method of Filing
 -------                        -----------                     ----------------

    2      Exchange Agreement and Plan of Merger, dated         Filed herewith
           as of January 29, 1998, among Greenwich I LLC,       electronically
           Greenwich II, LLC, EVI Audio Holdings, Inc.,
           Telex Communications Group, Inc., Telex
           Communications, Inc. and EV International, Inc.








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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        TELEX COMMUNICATIONS, INC.
                                        (FORMERLY KNOWN AS, EV
                                        INTERNATIONAL, INC.)



                                        By: Christine K. Vanden Beukel
                                            --------------------------------
                                            Name: Christine K. Vanden Beukel
                                            Title: Secretary


Date:   February 17, 1998














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